Consent of Independent Certified Public Accountants

SITI-Sites.com, Inc.
New York, New York

We consent to the incorporation by reference and inclusion in the Prospectus constituting a part of this Registration Statement listed on the accompanying index of our report dated May 25,2000, relating to the consolidated financial statements of SITI-Sites.com, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended March 31,2000.

/s/Edward Isaacs & Company LLP

Edward Isaacs & Company LLP
White Plains, New York
June 21, 2000